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                                                                  Exhibit 99.(a)

[HORACE MANN LETTERHEAD]                    Retirement Annuities and Life, Auto,
                                              Homeowners and Group Insurance
May 7, 2007


Board of Directors
Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715

Re: Horace Mann Life Insurance Company Qualified Group Annuity Separate Account
         Pre-effective amendment number 2 on Form N-4
         File Numbers 333-138322 and 811-21974

Directors:

I have acted as counsel to Horace Mann Life Insurance Company (the "Company"), an Illinois insurance company, and Horace Mann Life Insurance Company Qualified Group Annuity Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of a flexible premium group variable annuity contract and the certificates thereunder (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the above captioned Form N-4 registration statement)( File Numbers 333-138322 and 811-21974) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Illinois and is duly authorized by the Insurance Department of the State of Illinois to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of the Illinois Insurance Code.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above captioned pre-effective amendment number 2 to the registration statement on Form N-4 for the Contracts and the Account.

Sincerely,

/s/ Ann M Caparros

Ann M Caparros



 The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
                         217-789-2500 www.horacemann.com